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                               AJ. ROBBINS, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                                AND CONSULTANTS
                        3033 EAST 1ST AVENUE, SUITE 201
                             DENVER, COLORADO 80206


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our reports dated:

     Report Date:       Financial Statements of:
     ------------       ------------------------

     January 21, 1998   The Orlando Predators Entertainment, Inc.

     May 30, 1997       Orlando Predators, a Division of Orlando Predators, Ltd.


and to the reference made to our firm under the caption "Experts" included in or made part of this Form S-8.



                                       AJ. ROBBINS, P.C.
                                       CERTIFIED PUBLIC ACCOUNTANTS
                                          AND CONSULTANTS


Denver, Colorado
September 1, 1998